UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1108930
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Block D

Iveagh Court

Harcourt Road

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

(For co-registrants, please see “Table of Co-Registrants” on the following page)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Senior Notes due 2023	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206872 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices, including zip code
Allegion US Holding Company Inc.*	Delaware	35-2483885	c/o Allegion plc Block D Iveagh Court Harcourt Road Dublin 2, Ireland
Schlage Lock Company LLC*	Delaware	54-2139412	c/o Allegion plc Block D Iveagh Court Harcourt Road Dublin 2, Ireland
Von Duprin LLC*	Indiana	35-1103470	c/o Allegion plc Block D Iveagh Court Harcourt Road Dublin 2, Ireland
* Allegion plc is the issuer of the securities registered hereby. Allegion US Holding Company Inc., Schlage Lock Company LLC and Von Duprin LLC are guarantors of the securities registered hereby.

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the 5.875% Senior Notes due 2023 of Allegion plc (the “Company”) contained under the heading “Description of the Notes” in the Registrants’ Registration Statement on Form S-3 (No. 333-206872) and under the heading “Description of the Notes” in the Registrants’ Prospectus, dated September 11, 2015, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.	Exhibits.

4.1	Indenture, dated as of September 16, 2015, among Allegion plc, as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Allegion plc’s Current Report on Form 8-K filed on September 16, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2015

Allegion plc

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Senior Vice President and Chief Financial Officer

Allegion US Holding Company Inc.

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Senior Vice President and Chief Financial Officer

Schlage Lock Company LLC

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Senior Vice President and Chief Financial Officer

Von Duprin LLC

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Senior Vice President and Chief Financial Officer